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                                                                  Exhibit 10.98


                      PROMISSORY NOTE AND LOAN AGREEMENT

Principal Sum: up to $41,900,000                      Date: August 15, 1997
                                                      New York, New York

            FOR VALUE RECEIVED, MARKET SQUARE DEVELOPMENT INVESTORS ("Maker"), a District of Columbia limited partnership, promises to pay DIHC FINANCE CORPORATION ("Payee"), a Georgia corporation having an office at 200 Galleria Parkway N.W., Suite 2000, Atlanta, Georgia 30339, or order, or at such other place as may be designated in writing by the holder hereof, the principal sum of FORTY-ONE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($41,900,000) with interest thereon, or on the amount thereof from time to time outstanding, to be computed as hereinafter provided, until the said principal sum shall be fully paid and to be due and payable as hereinafter provided. The said principal sum, or the amount thereof outstanding, with accrued and unpaid interest thereon, shall be due and payable on the Maturity Date (as hereinafter defined).

            1. Interest. Interest shall accrue from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, shall be computed on the basis of actual days elapsed in a 365-day year, and shall be calculated on the outstanding principal balance hereunder at an annual rate of interest equal to eleven (11%) percent per annum (the "Interest Rate").

            2. Installments.

                  (a) No installments of interest or principal shall be payable under this Note for the period commencing on the date hereof and ending on August 1, 1999 (the
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"Deferral End Date"). During such period, all interest on this Note shall accrue and, to the extent permitted by law, such accrued and unpaid interest shall bear interest at the Interest Rate, compounded monthly.

                  (b) Installments of principal and interest at the Interest Rate (the "Installment Payments"), in the amount necessary to amortize in equal monthly payments the sum of (a) the then-outstanding principal sum hereof and
(b) the amount of all interest accrued and deferred pursuant to the preceding sentence as of the Deferral End Date and the interest accrued thereon as of Deferral End Date less any sums paid on account of such accrued and deferred interest as hereinafter provided, together with interest on such sum, over a period of twenty (20) years (the "Amortization Period"), shall be due and payable commencing on September 1, 1999 and continuing on the first day of each and every calendar month thereafter ensuing until September 1, 2002 (the "Maturity Date"), at which time the entire outstanding principal sum hereof, all accrued interest and all other sums due and payable hereunder shall be fully paid. Payee shall calculate the amount of such installments and give notice thereof to Maker. Payee's calculation of the amount of such installments shall be definitive absent manifest error.

                  (c) Maker agrees that in the event that Maker has any net cash flow from any source, such net cash flow shall be applied first on account of any interest accrued and deferred hereunder, second, on account of any Installment Payments then due hereunder, and third, on account of the outstanding principal amount of this Note prior to being used for any other purpose.
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                  (d) Payee expressly acknowledges that (i) in no event shall the obligations of Maker under this Note or the Security Documents (as hereinafter defined) be enforced against M.I. West Pennsylvania Limited Partnership ("M.I. West"), M.I. West End, Inc., any interest of M.1 West in Maker, any partner or agent of M.I. West, or any shareholder, officer, director or agent of M.I. West End, Inc. (collectively, the "Exculpated Parties") and
(ii) Payee shall not seek any judgment against the Exculpated Parties in respect of this Note, the Security Documents or otherwise relating to the indebtedness evidenced hereby.

            3. Advances.

                  (a) Immediately after the execution of this Note, Payee agrees to lend to Maker the sum of $38,900,000 (the "Initial Advance"). Payee agrees to disburse the proceeds of the Initial Advance to the sole partners, as of the date hereof, of Maker, DIHC Market Square, Inc. ("DIHC-MS") and M.I. West, in proportion to their respective interests in Maker. M.I. West's proportionate share of the Initial Advance in the amount of $16,208,463.00 shall be paid to M.I. West pursuant to the wire instructions attached hereto as Schedule A and DIHC-MS's proportionate share of the Initial Advance in the amount of $22,691,537.00 shall be wired or transferred into an account as directed by DIHC-MS.

                  (b) Provided that Maker is not in default hereunder beyond any applicable notice and/or grace period, Payee agrees, upon request of Maker from time to time after the date hereof, but not more frequently than once per calendar month, to lend to Maker additional sum(s) in an amount not to exceed THREE MILLION AND NO/100
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($3,000,000) DOLLARS in the aggregate (the "Additional Loan") for the sole purpose of funding any capital contributions or loans to Market Square Associates ("MSA") required or permitted under the joint venture agreement for MSA (the "Venture Agreement"), provided that at no time shall the aggregate outstanding principal amount evidenced by this Note exceed $41,900,000. In the event of any such additional lending after the Deferral End Date, Payee agrees to recalculate the Installment Payment to take into account the additional lending provided that the Amortization Period for the purposes of such recalculation shall be deemed reduced by the number of years or fractional portions thereof that have elapsed since the occurrence of the Deferral End Date.

            4. Default Interest Rate. In the event Maker fails to pay any installment of principal or interest within ten (10) days after its due date, the unpaid amount shall accrue interest at the rate (the "Default Rate") equal to the lesser of (a) five percent (5%) in excess of the "prime rate" announced from time to time by Morgan Guaranty Trust Company at its offices in the City of New York or (b) the maximum interest rate permitted by law to be charged to Maker until paid.

            5. Security. Upon the request of Payee, Maker shall deliver (a) to Payee a pledge of Maker's partnership interest in MSA under the Venture Agreement as security for Maker's obligations under this Note pursuant to a pledge and security agreement satisfactory to Payee and (b) such other security documents as Payee may reasonably request to secure Maker's obligations hereunder, including, but not limited to, UCC-1 Financing Statements (collectively, the "Security Documents").
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            6. Event of Default. The occurrence of any one of the following events shall constitute an Event of Default hereunder:

                  (a) Maker fails to pay any installment of principal or interest, or any other sum due hereunder, when and as the same shall become due and payable, and such failure is not cured within fifteen (15) days after written notice thereof from Payee to Maker;

                  (b) Maker, or any endorser makes any assignment for the benefit of creditors; or a receiver, liquidator or trustee of Maker, or of substantially all property of Maker or such endorser, is appointed; or any voluntary or involuntary petition for the bankruptcy, reorganization or arrangement of, or for the composition, extension, arrangement or adjustment of any of the obligations of, Maker or such endorser, pursuant to the Federal Bankruptcy Code, or any similar statute, is filed and not dismissed within 60 days; or Maker or such endorser shall have been adjudicated a bankrupt or insolvent; or any voluntary or involuntary petition by or against Maker or such endorser, as debtor seeking an order for relief pursuant to the Federal Bankruptcy Code, or any similar statute, is pending or filed and not dismissed within 60 days; or a court enters an order for relief for Maker or such endorser, as debtor; or Maker or any such endorser, is insolvent by reason of its inability to pay its debts as they become due; or a writ of attachment is issued against any of the property of Maker or such endorser, and not dismissed within 60 days; or if possession is taken to assume control of all or any substantial part of such property or of the business of Maker or such endorser by any government or governmental agency; and/or

                  (c) Any warranty, representation or statement of Maker in this Note
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or any of the Security Documents or any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by this Note proves untrue or misleading in any material respect; or Maker fails to keep, observe, and perform any other covenant, agreement, obligation or condition contained herein, the Security Documents or in any other instrument or document now or hereafter evidencing or securing the indebtedness evidenced by this Note or any part thereof, and such untruth, misleading matter, failure or default is not cured within thirty (30) days after written notice thereof from Payee to Maker or such additional period as may be reasonably needed as long as Payee diligently prosecutes the cure of same.

            7. Rights of Payee upon Default. Upon and after the occurrence of an Event of Default, it is expressly agreed that the principal sum of this Note (and all accrued interest thereon and other sums payable hereunder) shall become immediately due and payable at the option of Payee.

            8. Prepayment. This Note may be prepaid in whole or in part without fee or penalty (but with accrued interest on the amount so prepaid) upon any date for the payment of interest, upon not less than ten (10) days prior written notice by Maker to Payee.

            9. Applicable Law. This Note has been negotiated, executed, made and delivered in the City, County and State of New York. Maker agrees that this Note shall be governed, construed and interpreted in accordance with the laws of the State of New York.

            10. Waiver.

                  (a) Maker and any endorsers, sureties and guarantors hereof or
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hereon hereby waive presentment for payment, demand, protest, notice of non-payment or dishonor and of protest, and agree to remain bound until the principal sum of this Note or the amount thereof outstanding and interest and all other sums payable hereunder are paid in full notwithstanding any extensions of time for payment which may be granted even though the period of extension be indefinite, and notwithstanding any inaction by, or failure to assert any legal right available to, Payee.

                  (b) It is further expressly agreed that any waiver by Payee other than a waiver in writing signed by Payee, of any term or provision hereof, of the Security Documents or of any right, remedy or option under this Note or the Security Documents shall not be controlling, nor shall it prevent or estop Payee from thereafter enforcing such term, provision, right, remedy or option, and the failure or refusal of Payee to insist in any one or more instances upon the strict performance of any of the terms or provisions of this Note, or the Security Documents shall not be construed as a waiver or relinquishment for the future of any such term or provision, but the same shall continue in full force and effect, it being understood and agreed that Payee's rights, remedies and options under this Note and the Security Documents are and shall be cumulative and are in addition to all other rights, remedies and options of Payee in law or in equity or under any other agreement.

                  (c) No modification or waiver by Payee of any right or remedy under this Note shall be effective unless made in writing. No delay by Payee in exercising any right or remedy hereunder, or otherwise afforded by law, shall operate as a waiver thereof or preclude the exercise thereof upon the occurrence of an Event of Default. No
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failure by Payee to insist upon the strict performance by Maker of each and every covenant and agreement of Maker under this Note shall constitute a waiver of any such covenant or agreement, and no waiver by Payee of any Event of Default shall constitute a waiver of or consent to any subsequent Event of Default. No failure of Payee to exercise its option to accelerate the maturity of the indebtedness evidenced hereby, nor any forbearance by Payee before or after the exercise of such option shall be construed as a waiver of any option, power or right of Payee hereunder.

            11. Successors. The term "Payee" shall mean the then holder of this Note from time to time and its successors and permitted assigns.

            12. Costs of Collection. Maker shall pay all costs of collection when incurred, including, without limitation, the reasonable attorneys' fees and disbursements of the Payee's counsel and court costs, which costs may be added to the indebtedness evidenced hereby and must be paid promptly on demand, together with interest thereon at the Default Rate.

            13. Interest Not to Exceed Maximum Allowed by Law. If from any circumstances whatsoever, the fulfillment of any provision of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity so that in no event shall any exaction be possible
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under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. In the event of any such reduction of said obligation, the unpaid principal balance of this Note together with all accrued interest thereon and any other sums advanced hereunder or under any instruments securing the indebtedness evidenced hereby shall at the option of Payee become immediately due and payable.

            14. Assignment. Payee's right, title and interest in and to this Note are freely assignable by Payee to Dutch Institutional Holding Company ("DIHC"), any affiliate or subsidiary of DIHC, Cornerstone Properties, Inc. ("CPP"), or any wholly-owned subsidiary of CPP without the consent or approval of any person or entity, and any such assignment hereof by Payee shall operate to vest in such assignee all rights, titles, interests and powers herein conferred upon Payee. Notwithstanding the foregoing, Maker acknowledges that Payee may, at any time and from time to time, sell this Note or any interest herein, pledge or assign this Note or any interest herein as security in connection with any financing arrangement and enter into any participation or similar cooperative arrangements with respect hereto.

            15. No Subordinate Financing. Notwithstanding anything to the contrary contained in the Maker's venture agreement (the "MSDI Agreement"), in no event shall Maker be permitted to incur any additional indebtedness under the MSDI Agreement or otherwise on behalf of Maker.

            16. Time of the Essence. Time is of the essence with respect to each and
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every covenant, agreement and obligation of Maker under this Note.

            17. Successors and Assigns. Each and every covenant, warranty and agreement of Maker herein, if Maker be more than one, shall be jointly and severally binding upon and enforceable against Maker, and each of them except as otherwise provided in this Note. As used herein the terms "Maker" and "Payee" shall include the named Maker and the named Payee and their respective heirs, executors, administrators, legal representatives, successors, successors in title and permitted assigns.

            18. Severability. If any provision, paragraph, sentence, clause, phrase or word of this Note, or the application thereof in any circumstance, is held invalid or unenforceable, the validity and enforceability of the remainder of this Note, and of the application of any such provision, paragraph, sentence, clause, phrase or word in any other circumstance, shall not be affected thereby, it being intended that all rights, powers and privileges of Payee hereunder shall be enforceable to the fullest extent permitted by law.

            19. Notices. Any and all notices, elections or demands permitted or required to be made under this Note (collectively, "Notices") shall be in writing and shall be delivered personally, or sent by registered or certified mail, to the other party at the address set forth above, or at such other address as may be supplied in writing in accordance with the terms of this paragraph. For the period commencing on the date hereof and ending on the Closing Date (as defined in that certain Redemption Agreement dated as of even date herewith between DIHC, Maker and M.I. West), a copy of all Notices shall be sent via telecopy with a copy by overnight courier to M.I. West, Attention: Mr. Joop J. Hiddink,
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PVF Nederland nv, 410 Staalmeesterslaan, 1057PH Amsterdam, The Netherlands
(telecopy number: 011-31-20-607-4245) with a copy in like manner to Hale and Dorr, LLP, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004, Attention:
Steven S. Snider, Esq. (telecopy number: 202-942-8484). The date of personal delivery, the third (3rd) business day following the date of mailing or the first (1st) business day following a transmission by overnight courier, as the case may be, shall be the date of the Notice.

            20. Captions. Titles or captions of articles and paragraphs contained in this Note are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Note or the intent of any provision hereof.

            21. Number and Gender. Whenever required by the context, the singular number shall include the plural and the gender of any pronoun shall include the other genders.
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            IN WITNESS WHEREOF, Maker has executed this Note as of the 15th day of August, 1997.

                                    MARKET SQUARE DEVELOPMENT
                                    INVESTORS

                                    By:  DIHC Market Square, Inc., general
                                         partner

                                         By: /s/ Robert T. Sorrentino
                                             ------------------------
                                             Robert T. Sorrentino
                                             Vice President

                                    By:  M.I. West Pennsylvania Limited
                                         Partnership, general partner

                                         By: M.I. West End, Inc., its sole
                                             general partner

                                         By: /s/ Joop J. Hiddink
                                             ------------------------
                                             Name:  Joop J. Hiddink
                                             Title: President
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                                  Schedule A

                             Wiring Instructions


Bank:                   ABNAMRO Bank-New York
ABA number:             026 009 580
Account Number:         456-0-573922-42
Beneficiary:            M.I. West Pennsylvania LP
Reference:              469.543-Loan Proceeds Distribution-MSDI
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STATE OF NEW YORK       )
                        )     ss.:
                        )
COUNTY OF NEW YORK      )

            On the 15th day of August 1997, before me personally came Joop J. Hiddink, to me known who, being by me duly sworn, did depose and say that he resides in the Town of Castricum, The Netherlands, that he is the President of M.I. WEST END, INC., the corporation described in and which executed the foregoing instrument, acting in its capacity as a general partner of M.I. WEST PENNSYLVANIA LIMITED PARTNERSHIP, the limited partnership described in and which executed the foregoing instrument and that he executed the foregoing instrument by order of the Board of Directors of said corporation, as and for the act and deed of said limited partnership.

                              /s/ Russell Wohl
                              ----------------
                              Notary Public

                                          Russell Wohl
STATE OF NEW YORK       )                 Notary Public State of New York
                        )     ss.:        No. 41-4977236
                        )                 Qualified in Queens Count
COUNTY OF NEW YORK      )                 Commission Expires Jan 28, 1999

            On the 15th day of August, 1997, before me personally came Robert T. Sorrentino, to me known who, being by me duly sworn, did depose and say that he resides at 4312 Ivywood, Marietta, Georgia 30062; that he is Vice President of DIHC MARKET SQUARE, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                              /s/ Russell Wohl
                              ----------------
                              Notary Public

                                          Russell Wohl
                                          Notary Public State of New York
                                          No. 41-4977236
                                          Qualified in Queens Count
                                          Commission Expires Jan 28, 1999